EXHIBIT 23.10

Consent of Ernst & Young LLP

Independent Auditors

Dated July 13, 2007

Exhibit 23.10

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated February 14, 2007, except for Note 9 for which the date is February 27, 2007, with respect to the combined consolidated financial statements of the EAGL Golf Course Properties Sold to CNL Income Properties, Inc. included in the Post Effective Amendment Seven to the Registration Statement ( Form S-11 No. 333-128662) and related prospectus of CNL Income Properties, Inc.

/s/ Ernst & Young LLP

Dallas, Texas

July 13, 2007